EXHIBIT 4.3

TOYS “R” US, INC.
AMENDMENT NO. 1 TO 364-DAY CREDIT AGREEMENT

          AMENDMENT NO.1, dated as of May 16, 2002 (this “Amendment”), to and under the 364-Day Credit Agreement, dated as of September 19, 2001, among Toys “R” Us, Inc., the Lenders party thereto, Citibank, N.A. and J.P. Morgan Chase, as Co-Syndication Agents, Credit Suisse First Boston, First Union National Bank, The Dai-Ichi Kangyo Bank, Ltd. and Societe Generale, as Co-Documentation Agents, and The Bank of New York, as Administrative Agent (as amended, supplemented, or otherwise modified, the “364-Day Credit Agreement”).

RECITALS

A.	Capitalized terms used herein that are defined in the 364-Day Credit Agreement shall have the same meanings as therein defined.

B.

The Administrative Agent and the Borrower are willing to amend the definition of Applicable Rate contained in the 364-Day Credit Agreement upon the terms and subject to the conditions contained herein.

          Accordingly, in consideration of the Recitals and the covenants, condition and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower and the Administrative Agent hereby agree as follows:

1.	Section 1.1 of the 364-Day Credit Agreement is hereby amended by amending and restating the table contained in the definition of Applicable Rate in its entirety to read as follows:

Category	Ratings (S&P/Moody’s)	Facility Fee	LIBOR Spread	Utilization Fee
Category 1	A+/A1 or higher	.065%	.285%	.100%
Category 2	A/A2	.075%	.325%	.100%
Category 3	A-/A3	.100%	.400%	.125%
Category 4	BBB+/Baa1	.125%	.500%	.125%
Category 5	BBB/Baa2	.150%	.600%	.150%
Category 6	BBB-/Baa3	.200%	1.050%	.150%
Category 7	(BB+/Bal) or lower	.250%	1.250%	.150%

2.

Section 1.1 of the 364-Day Credit Agreement is hereby further amended by amending the paragraph following the table contained in the definition of Applicable Rate as follows: (i) clause (a) is amended to replace the reference to “Category 6” with “Category 7”; and (ii) clause (b) is amended and restated in its entirety to read as follows:

(b)

If the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings, provided that if one of the two ratings is two or more Categories lower than the other, the Applicable Rate shall be determined by reference to the Category one level below the category corresponding to the higher rating, and, provided, further that, in any case, if the lower of the two ratings is in Category 6 or 7, the Applicable Rate shall be based on such lower rating;

3.

Paragraphs 1 and 2 above shall not be effective until such time as the Administrative Agent (or its counsel) shall have received from each of the Borrower, the Guarantor and the Required Lenders either (a) a counterpart of this Amendment signed on behalf of such Person or (b) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page of this Amendment) that such Person has signed a counterpart of this Amendment.

4.

Each of the Borrower and the Guarantor hereby (i) reaffirms and admits the validity and enforceability of each Loan Document to which it is a party and its obligations thereunder, and agrees and admits that it has no defense to or offset against any such obligation, and (ii) represents and warrants that, as of the date hereof, (a) it is in compliance with all of the terms, covenants and conditions of each Loan Document to which it is a party, (b) there exists no Default or Event of Default and (c) the representations and warranties made by it in the Loan Documents (other than those contained in Sections 3.4 and 3.11 of the Five-Year Credit Agreement) are true and correct in all material respects with the same effect as though such representations and warranties had been made on the date hereof.

5.

This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

6.

The 364-Day Credit Agreement and the other Loan Documents shall in all other respects remain in full force and effect, and no amendment, consent, waiver, or other modification herein in respect of any term or condition of any Loan Document shall be deemed to be an amendment, consent, waiver, or other modification in respect of any other term or condition of any Loan Document.

7.	THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

[SIGNATURE PAGES TO FOLLOW]

TOYS “R” US, INC.
AMENDMENT NO. 1 TO 364-DAY CREDIT AGREEMENT

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

TOYS “R” US, INC.

By:
Name:
Title:

CONSENTED AND AGREED TO:

TOYS “R” US – DELAWARE, INC., as Guarantor

By:
Name:
Title:

TOYS “R” US, INC.
AMENDMENT NO. 1 TO 364-DAY CREDIT AGREEMENT

THE BANK OF NEW YORK, individually and as Administrative Agent

By:
Name:
Title:

TOYS “R” US, INC.
AMENDMENT NO. 1 TO 364-DAY CREDIT AGREEMENT

CONSENTED AND AGREED TO:
CITIBANK, N.A.

By:
Name:
Title:

TOYS “R” US, INC.
AMENDMENT NO. 1 TO 364-DAY CREDIT AGREEMENT

CONSENTED AND AGREED TO:
JPMORGAN CHASE BANK

By:
Name:
Title:

TOYS “R” US, INC.
AMENDMENT NO. 1 TO 364-DAY CREDIT AGREEMENT

CONSENTED AND AGREED TO:
CREDIT SUISSE FIRST BOSTON

By:
Name:
Title:

TOYS “R” US, INC.
AMENDMENT NO. 1 TO 364-DAY CREDIT AGREEMENT

CONSENTED AND AGREED TO:
FIRST UNION NATIONAL BANK

By:
Name:
Title:

TOYS “R” US, INC.
AMENDMENT NO. 1 TO 364-DAY CREDIT AGREEMENT

CONSENTED AND AGREED TO:
MIZUHO CORPORATE BANK, LTD.

By:
Name:
Title:

TOYS “R” US, INC.
AMENDMENT NO. 1 TO 364-DAY CREDIT AGREEMENT

CONSENTED AND AGREED TO:
SOCIETE GENERALE

By:
Name:
Title:

TOYS “R” US, INC.
AMENDMENT NO. 1 TO 364-DAY CREDIT AGREEMENT

CONSENTED AND AGREED TO:
WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

TOYS “R” US, INC.
AMENDMENT NO. 1 TO 364-DAY CREDIT AGREEMENT

CONSENTED AND AGREED TO:
U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

TOYS “R” US, INC.
AMENDMENT NO. 1 TO 364-DAY CREDIT AGREEMENT

CONSENTED AND AGREED TO:
BANK ONE, NA (MAIN OFFICE CHICAGO)

By:
Name:
Title:

TOYS “R” US, INC.
AMENDMENT NO. 1 TO 364-DAY CREDIT AGREEMENT

CONSENTED AND AGREED TO:
FLEET NATIONAL BANK

By:
Name:
Title:

TOYS “R” US, INC.
AMENDMENT NO. 1 TO 364-DAY CREDIT AGREEMENT

CONSENTED AND AGREED TO:
THE FIFTH THIRD BANK

By:
Name:
Title:

TOYS “R” US, INC.
AMENDMENT NO. 1 TO 364-DAY CREDIT AGREEMENT

CONSENTED AND AGREED TO:
THE ROYAL BANK OF SCOTLAND PLC

By:
Name:
Title: